EXHIBIT A

AGREEMENT AND PLAN OF MERGER

This Agreement and Plan of Merger ("Agreement"), is made and entered into this 12th   day of December 2008, by and among INTERNATIONAL TECHNOLOGY SYSTEMS, INC., a Nevada corporation ("ITSI"), IMMUNOTECH LABORATORIES, INC., a California corporation ("IMMUNOTECH”). ITSI, and IMMUNOTECH are hereinafter sometimes collectively referred to as the "Parties."

RECITALS:

 A.            ITSI desires to acquire all of the issued and outstanding capital stock of IMMUNOTECH, through a merger with and into ITSI (the "Merger"), with ITSI as the surviving corporation of the Merger.

 B.           It is the intention of the parties hereto that: (i) the Merger shall qualify as a tax free reorganization under Section 368 of the Internal Revenue Code of 1986, as amended, and related sections thereunder; and the parties intend this Agreement to qualify as a "plan of reorganization" within the meaning of Treasury Regulation Sections 1.368-2(g) and 1.368-3(a), and (ii) the Merger shall qualify as a transaction in securities exempt from registration or qualification under the Securities Act of 1933, as amended, and under the applicable securities laws of each state or jurisdiction where the ITSI Security Holders reside.

C.             The board of directors of each of ITSI, and IMMUNOTECH and the ITSI Security Holders each deem it to be in the best interests of ITSI and IMMUNOTECH and their respective shareholders to consummate the Merger, as a result of which ITSI shall acquire all of the issued and outstanding capital stock of IMMUNOTECH.

NOW, THEREFORE, in consideration of the mutual covenants, agreements, representations and warranties contained in this Agreement, the parties hereto agree as follows:

CERTAIN DEFINITIONS

As used in this Agreement, the following terms shall have the meanings set forth below:

"Applicable Law" means any domestic or foreign law, statute, regulation, rule, policy, guideline or ordinance applicable to the businesses of the Parties, the Merger and/or the Parties.

"Articles of Merger" shall mean the certificate of merger of ITSI with and into IMMUNOTECH pursuant to the NRS.

"Business Day" shall mean any day, excluding Saturday or Sunday or any other day on which national banks located in California shall be closed for business.

"Dollar" and "$" means lawful money of the United States of America.

"ITSI Common Stock" shall mean the shares of common stock of ITSI, $.001 par value per share.

"ITSI Fully~Diluted Common Stock" means, as at the time in question, the maximum number shares of ITSI Common Stock that are issued and outstanding, after giving effect to: (a) the issuance of all of the Merger Shares; and (b) the issuance of any other shares of ITSI Common Stock that are issuable upon conversion of any ITSI notes or shares of ITSI Preferred Stock, or upon the exercise of options, warrants or other rights to purchase shares of ITSI capital stock, but only to the extent that such securities are (i) outstanding as at the Effective Time of the Merger, or (ii) issued subsequent to the Effective Time of the Merger.

"ITSI Preferred Stock" means the shares of preferred stock of ITSI, $.001 par value per share.

"Effective Time" shall mean the date upon which the Merger of ITSI into IMMUNOTECH shall be consummated pursuant to the filing of the Articles of Merger with the Secretary of State of Nevada.

"Exchange Act" means the Securities Exchange Act of 1934, as amended.

"GAAP" means generally accepted accounting principles in the United States of America as promulgated by the American Institute of Certified Public Accountants and the Financiall Accounting Standards Board or any successor Institutes concerning the treatment of any accounting matter.

"Investor Questionnaire" means those certain documents provided to ITSI by the IMMUNOTECH Security Holders establishing accredited investor status as defined in Rule 501 of Regulation D.

"Knowledge" means the knowledge after reasonable inquiry.

"Lien" means, with respect to any property or asset, any mortgage, lien, pledge, charge, security interest, encumbrance or other adverse claim of any kind in respect of such property or asset.

"Material Adverse Effect" with respect to any entity or group of entities means any event, change or effect that has or would have a materially adverse effect on the financial condition, business or results of operations of such entity or group of entities, taken as a consolidated whole.

"Merger Shares" shall mean that number of shares of ITSI Common Stock or Preferred Stock to be issued to the IMMUNOTECH Security Holders on the Closing Date and as at the Effective Time of the Merger.

"NRS" means the Nevada Revised Statutes.

"Person" means any individual, corporation, partnership, trust or unincorporated organization or a government or any agency or political subdivision thereof.

                "IMMUNOTECH Common Stock" shall mean the shares of common stock of IMMUNOTECH, $.001 par value per share.

"IMMUNOTECH Fully-Diluted Common Stock" means the maximum number shares of IMMUNOTECH Common Stock that are issued and outstanding at the Effective Time of the Merger, plus all additional shares of IMMUNOTECH Common Stock that would be issuable at the Effective Time of the Merger upon the exercise of all outstanding options, warrants or other rights to purchase shares of IMMUNOTECH capital stock.

"IMMUNOTECH Principal Executive Officer" shall mean the Chairman or anyone of the Board of Directors, the President and Chief Executive Officer, respectively, of IMMUNOTECH.

"IMMUNOTECH Securities" means, as at the date in question, all of the issued and outstanding equity securities of IMMUNOTECH, consisting of the IMMUNOTECH Common Stock and (if applicable) any IMMUNOTECH Preferred Stock.

"IMMUNOTECH Security Holders" means the collective reference to all of the record holders of the IMMUNOTECH Securities at the Effective Time of the Merger, including the IMMUNOTECH Principal Executive Officers.

"Stock Purchase Agreement" means that certain agreement by and between ITSI and the IMMUNOTECH Security Holders providing for the acquisition by the ITSI Security Holders of the Immunotech Common Stock.

"Surviving Entity" shall mean ITSI as the surviving entity in the Merger as provided in Section 1.1.

"Tax" (and, with correlative meaning, "Taxes" and "Taxable") means:

(i) any income, alternative or add-on minimum tax, gross receipts tax, sales tax, use tax, ad valorem tax, transfer tax, franchise tax, profits tax, license tax, withholding tax, payroll tax, employment tax, excise tax, severance tax, stamp tax, occupation tax, property tax, environmental or windfall profit tax, custom, duty or other tax, impost, levy, governmental fee or other like assessment or charge of any kind whatsoever together with any interest or any penalty, addition to tax or additional amount imposed with respect thereto by any governmental or Tax authority responsible for the imposition of any such tax (domestic or foreign), and

(ii) any responsibility for the payment of any amounts of the type described in clause (i)   above as a result of being a member of an affiliated, consolidated, combined or unitary group for any Taxable period, and

(iii) any responsibility for the payment of any amounts of the type described in clauses (i) or (ii) above as a result of any express or implied obligation to indemnify any other person.

"Tax Return" means any return, declaration,· form, claim for refund or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

THE MERGER

SECTION 1. THE MERGER: EFFECTIVE TIME .

1.1 The Merger. At the Effective Time and subject to and upon the terms and conditions of this Agreement, Immunotech shall merge with and into ITSI in accordance with the provisions of the NRS, the separate corporate existence of Immunotech shall cease and ITSI shall continue as the Surviving Entity and change its name to IMMUNOTECH LABORATORIES, INC. The Effective Time of the Merger shall occur upon the filing of the Articles of Merger executed in accordance with the applicable provisions of the NRS with the Secretary of State of Nevada, or at such later time as may be agreed to by ITSI and IMMUNOTECH and specified in the Certificate of Merger subject to the satisfaction or waiver of each of the conditions set forth in Section 4. The date on which the Effective Time occurs is referred to as the "Effective Date." Provided that this Agreement has not been terminated, the Parties will cause the Articles of Merger to be filed on the Closing Date, as hereafter defined in Section 1.3.

 (a)           Upon the terms and subject to the conditions set forth in this Agreement and in accordance with the NRS, at the Effective Time, all IMMUNOTECH Securities shall be converted into the right to receive the Merger Shares existing and to be issued by ITSI.

 (b)            Exchange Agent. The Law Offices of Joseph L. Pittera, shall act as the exchange agent (the "Exchange Agent") for the purpose of exchanging IMMUNOTECH Securities for the Merger Shares. At or within thirty (30) days after the Effective Date, ITSI shall deliver to the Exchange Agent certificates evidencing the Merger Shares. The Merger Shares issued at the Effective Time of the Merger shall be registered in the names of the IMMUNOTECH Security Holders.

1.2        Conversion of Securities.

 (a)           Conversion of IMMUNOTECH Securities . At the Effective Time, by virtue of the Merger and without any action on the part of ITSI, IMMUNOTECH or the holders of any of their respective securities:

 (i)           Each one of the 100,000 shares of IMMUNOTECH Common Stock issued and outstanding immediately prior to the Effective Time shall be converted into, and represent the right to receive, ITSI Merger Shares (the "Conversion Ratio"), as more fully indicated in Schedule A attached hereto.

 (ii)           All IMMUNOTECH Securities shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such IMMUNOTECH Securities shall cease to have any rights with respect thereto, except the right to receive the Merger Shares to be issued pursuant to this Section 1.2(a) (fractional shares may be issued rounded to the hundredth decimal point) upon the surrender of such certificate in accordance with Section 1.8, without interest.

 (iii)       Each IMMUNOTECH Share that immediately prior to the Effective Time is held by IMMUNOTECH as a treasury share shall be cancelled and retired without payment of any consideration therefore and without any conversion thereof into a right to receive the Merger Shares.

 1.3         Closing.

The closing of the Merger (the "Closing") will take place at the offices of Joseph L. Pittera Esq., counsel to Immunotech, at their office in Torrance, California, within one (1) Business Day following the satisfaction or waiver of the conditions precedent set forth in Section 4 or at such other date as ITSI, and IMMUNOTECH shall agree (the "Closing Date"), but in no event shall the Closing Date occur later than December 12,2008

 1.4        Effect Of The Merger.

At the Effective Time, all the properties, rights, privileges, powers and franchises of IMMUNOTECH and ITSI shall vest in the Surviving Entity, and all debts, liabilities and duties of IMMUNOTECH and ITSI shall become the debts, liabilities and duties of the Surviving Entity.

 1.5        Certificate Of Incorporation and Bylaws; Directors And Officers . Prior to the Effective Time of the Merger:

 (a)           The Certificate of Incorporation of ITSI are made a part hereof shall be the Certificate of Incorporation of ITSI following the Merger. The Bylaws of ITSI are made a part hereof shall be the Bylaws of ITSI following the Merger.

 (b)           The initial board of directors of IMMUNOTECH subsequent to the Merger shall consist of those individuals whose names shall be provided to ITSI's and ITSI’s current board of directors prior to the Closing, and whom the current directors of ITSI and ITSI will appoint at the time when the current directors of ITSI will simultaneously resign. Such initial members of the board of directors shall serve until the earlier of their death, resignation or removal or until the next annual meeting of the stockholders of ITSI, when their respective successors are duly appointed and qualified. The officers of ITSI subsequent to the Merger shall be the current officers of IMMUNOTECH.

 1.6        Further Actions .

 (a)           After closing and upon issuance of IMMUNOTECH (formerly ITSI) Common or Preferred Stock to Security Holders IMMUNOTECH shall also issue such shares as is registered in Schedule A.

 (b)           If, at any time after the Effective Time, the Surviving Entity considers or is advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm (of record or otherwise) in the Surviving Entity its right, title or interest in, to or under any of the rights, properties, or assets of either IMMUNOTECH or ITSI, or otherwise to carry out the intent and purposes of this Agreement, the officers and directors of the Surviving Entity will be authorized to execute and deliver, in the name and on behalf of each of IMMUNOTECH and ITSI, all such deeds, bills of sale, assignments and assurances and to take and do, in the name and on behalf of each of IMMUNOTECH and ITSI, all such other actions and things as the Board of Directors of the Surviving Entity may determine to be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in the Surviving Entity or otherwise to carry out the intent and purposes of this Agreement.

  1.7         Restrictions On Resale

 (a)          The Merger Shares . The Merger Shares will not be registered under the Securities Act, or the securities laws of any state, and cannot be transferred, hypothecated, sold or otherwise disposed of until: (i) a registration statement with respect to such securities is declared effective under the Securities Act, or (ii) ITSI receives an opinion of counsel for the stockholder, reasonably satisfactory to counsel for ITSI, that an exemption from the registration requirements of the Securities Act is available.

The certificates representing the Merger Shares to be issued on the Effective Date pursuant to this Agreement shall contain a legend substantially as follows:

"THE SECURITIES WHICH ARE REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNTIL A REGISTRATION STATEMENT WITH RESPECT THERETO IS DECLARED EFFECTIVE UNDER SUCH ACT."

 1.8        Exchange of Certificates .

 (a)           After the Effective Time and pursuant to a customary letter of transmittal or other instructional form provided by the Exchange Agent to the IMMUNOTECH Security Holders, the IMMUNOTECH Security Holders shall be required to surrender all their IMMUNOTECH Securities to the Exchange Agent, and the IMMUNOTECH Security Holders shall be entitled upon such surrender to receive in exchange therefor certificates representing the proportional number of Merger Shares into which the IMMUNOTECH Securities theretofore represented by the stock transfer forms so surrendered shall have been exchanged pursuant to this Agreement. Until so surrendered, each outstanding certificate, which, prior to the Effective Time, represented IMMUNOTECH Securities, shall be deemed for all corporate purpose, subject to the further provisions of this Article I, to evidence the ownership of the number of whole Merger Shares for which such IMMUNOTECH Securities have been so exchanged. No dividend payable to holders of Merger Shares of record as of any Date subsequent to the Effective Time shall be paid to the owner of any certificate which, prior to the Effective Time, represented IMMUNOTECH Securities, until such certificate or certificates representing all the relevant IMMUNOTECH Securities, together with a stock transfer form, are surrendered as provided in this Article I or pursuant to letters of transmittal or other instructions with respect to lost certificates provided by the Exchange Agent.

  (b)           All Merger Shares for which the IMMUNOTECH Securities shall have been exchanged pursuant to this Article I shall be deemed to have been issued in full satisfaction of all rights pertaining to the IMMUNOTECH Securities.

 (c)           On the Effective Date, the stock transfer book of IMMUNOTECH shall be deemed to be closed and no transfer of IMMUNOTECH Securities shall thereafter be recorded thereon.

SECTION 2. REPRESENTATIONS AND WARRANTIES OF IMMUNOTECH

IMMUNOTECH hereby represents and warrants as follows:

2.1 Organization and Good Standing: Ownership of Shares. IMMUNOTECH is a corporation duly organized and validly existing under the laws of the State of California. There are no outstanding subscriptions, rights, options, warrants or other agreements obligating IMMUNOTECH to issue, sell or transfer any stock or other securities of IMMUNOTECH.

2.2 Corporate Authority. IMMUNOTECH has the corporate power to enter into this Agreement and to perform its respective obligations hereunder. The execution and delivery of this Agreement and the consummation of the transaction contemplated hereby have been duly authorized by the Board of Directors of IMMUNOTECH. The execution and performance of this Agreement will not constitute a material breach of any agreement, indenture, mortgage, license or other instrument or document to which IMMUNOTECH is a party and will not violate any judgment, decree, order, writ, rule, statute, or regulation applicable to IMMUNOTECH or its properties. The execution and performance of this Agreement will not violate or conflict with any provision of the respective Articles of Incorporation or bylaws of IMMUNOTECH.

2.3 Ownership of Shares. The IMMUNOTECH Security Holders are the owners of record and beneficially of all of the issued and outstanding restricted shares of IMMUNOTECH Common Stock, options and warrants to purchase shares of IMMUNOTECH Common Stock, which IMMUNOTECH Securities, to the best of IMMUNOTECH's knowledge, are owned free and clear of all rights, claims, liens and encumbrances, and have not been sold, pledged, assigned or otherwise transferred except pursuant to this Agreement.

2.4 Financial Statements, Books and Records. Schedule 2.4 will consist of the unaudited financial Statements (balance sheet, income Statement, notes) of IMMUNOTECH as of the Closing Date (the "Financial Statements"). The Financial Statements fairly represent the financial position of IMMUNOTECH as at such Dates and the results of their operations for the periods then ended. The books of account and other financial records of IMMUNOTECH are in all respects complete and correct in all material respects and are maintained in accordance with good business and accountings practices, and are capable of being audited.

 2.5   Access to Records. The corporate financial records, minute books and other documents and records of IMMUNOTECH have been made available to ITSI prior to the Closing hereof.

 2.6   No Material Adverse Changes. Between the execution and Closing of this Agreement, there shall not have been:

(a)

any material adverse change in the financial position of IMMUNOTECH except changes arising in the ordinary of business, which changes will in no event materially and adversely affect the financial position of IMMUNOTECH;

(b)	any damage, destruction or loss materially affecting the assets, prospective business, operations or condition (financial or otherwise) of IMMUNOTECH whether or not covered by insurance;

(c)	any declaration, setting aside or payment of any dividend or distribution with respect to any redemption or repurchase of IMMUNOTECH capital stock;

(d)	any sale of an asset (other than in the ordinary course of business) or any mortgage or pledge by IMMUNOTECH of any properties or assets, other than as set forth in Sections 2.13 or 2.14 below; or

(e)	adoption of any pension, profit sharing, retirement, stock bonus, stock option or similar plan or arrangement.

2.7 Taxes. IMMUNOTECH as of the Closing Date, has filed all material tax, governmental and/or related forms and reports (or extensions thereof) due or required to be filed and has (or will have) paid or made adequate provisions for all taxes or assessments which had become due as of the Closing Date and there are no deficiency notices outstanding.

2.8 Compliance with Laws. IMMUNOTECH has complied with all federal, State, county and local laws, ordinances, regulations, inspections, orders, judgments, injunctions, awards or decrees applicable to it or its business which, if not complied with, would materially and adversely affect the business of IMMUNOTECH.

 2.9        No Breach. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not:

(a) violate any provision of the Articles of Incorporation or Bylaws of IMMUNOTECH;

(b) violate, conflict with or result in the breach of any of the Terms of, result in a material modification of, otherwise give any other contracting party the right to terminate, or constitute (or with notice or lapse of time, or both constitute) a default under any contract or other agreement to which IMMUNOTECH is a party or by or to which it or any of its assets or properties may be bound or subject;

(c) violate any order, judgment, injunction, award or decree of any court, arbitrator or governmental or regulatory body against, or binding upon, IMMUNOTECH or upon the properties or business of IMMUNOTECH; or

(d)  violate any statute, law or regulation of any jurisdiction applicable to the transactions contemplated herein which could have a materially adverse effect on the business or operations of IMMUNOTECH.

2.10 Actions and Proceedings. IMMUNOTECH is not a party to any material pending litigation or, to its knowledge, any governmental investigation or proceeding not reflected in the IMMUNOTECH Financial Statements, and to its best knowledge, no material litigation, claims, assessments or non-governmental proceedings are threatened against IMMUNOTECH.

 2.11 Agreements. There are no material contract or arrangement to which IMMUNOTECH is a party or by or to which it or its assets, properties or business are bound or subject, whether written or oral.

2.12 Brokers or Finders. No broker's or finder's fee will be payable by IMMUNOTECH in connection with the transactions contemplated by this Agreement, nor will any such fee be incurred as a result of any actions by IMMUNOTECH or any of its Shareholders.

2.13 Real Estate. IMMUNOTECH owns no real property nor is a party to any leasehold agreement.

2.14 Tangible Assets. IMMUNOTECH has full title and interest in all machinery, equipment, furniture, leasehold improvements, fixtures, projects, owned or leased by IMMUNOTECH, any related capitalized items or other tangible property material to the business of IMMUNOTECH (the "Tangible Assets"). IMMUNOTECH holds all rights, title and interest in all the Tangible Assets owned by it on the Balance Sheet or acquired by it after the Date on the Balance Sheet free and clear of all liens, pledges, mortgages, security interests, conditional sales contracts or any other encumbrances. All of the Tangible Assets are in good operating condition and repair and are usable in the ordinary course of business of IMMUNOTECH and conform to all applicable laws, ordinances and government orders, rules and regulations relating to their construction and operation.

2.15 Liabilities. IMMUNOTECH did not have any direct or indirect indebtedness, liability, claim, loss, damage, deficiency, obligation or responsibility, known or unknown, fixed or unfixed, liquidated or unliquidated, secured or unsecured, accrued or absolute contingent or otherwise, including, without limitation, any liability on account of taxes, any governmental charge or lawsuit (all of the foregoing collectively defined to as "Liabilities"), which are not fully, fairly and adequately reflected on the Financial Statement except for specific Liabilities set forth therein. As of the Date of Closing, IMMUNOTECH will not have any further Liabilities, other than Liabilities fully and adequately reflected on the Financial Statements except for Liabilities incurred in the ordinary course of business. There is no circumstance, condition, event or arrangement which may hereafter give rise to any Liabilities not in the ordinary course of business.

2.16 Operations of IMMUNOTECH. Between the execution and Closing of this Agreement, IMMUNOTECH shall not have:

 (a)        incurred any indebtedness or borrowed money;

(b)

declared or paid any dividend or declared or made any distribution of any kind to any shareholder, or made any direct or indirect redemption, retirement, purchase or other acquisition of any shares in its capital stock;

(c)	made any loan or advance to any shareholder, officer, director, employee, consultant, agent Of other representative or made any other loan or advance otherwise than in the ordinary course of business;

(d)	except in the ordinary course of business, incurred or assumed any indebtedness or liability (whether or not currently due and payable);

  (e)        disposed of any assets of IMMUNOTECH except in the ordinary course of business;

(f)	materially increased the annual level of compensation of any executive employee of IMMUNOTECH;

(g)	increased, terminated, amended or otherwise modified any plan for the benefit of employees of IMMUNOTECH;

 (h)        issued any equity securities or rights to acquire such equity securities; or

(i)	except in the ordinary course of business, entered into or modified any contract, agreement or transaction.

2.17 Capitalization. The authorized capital stock of IMMUNOTECH consists of 100,000 shares of IMMUNOTECH Common Stock, $.001 per share par value, of which (a) 100,000 shares of IMMUNOTECH Common Stock is outstanding. IMMUNOTECH has not granted, issued or agreed to grant, issue or make any warrants, options, subscription rights or any other commitments of any character relating to the issued or unissued shares of capital stock of IMMUNOTECH.

2.18 Full Disclosure. No representation or warranty by IMMUNOTECH in this Agreement or in any document or schedule to be delivered by them pursuant hereto, and no written Statement, certificate or instrument furnished or to be furnished by IMMUNOTECH pursuant hereto or in connection with the negotiation, execution or performance of this Agreement contains or will contain any untrue Statement of a material fact or omits or will omit to State any fact necessary to make any Statement herein or therein not materially misleading or necessary to a complete and correct presentation of all material aspects of the business of IMMUNOTECH.

SECTION 3. REPRESENTATIONS AND WARRANTIES OF ITSI

ITSI hereby represents and warrants as to itself and ITSI as follows:

3.1 Organization and Good Standing. ITSI is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada. ITSI is a corporation duly organized and validly existing under the laws of the State of Nevada. Each has the corporate power to own its own property and to carry on its business as now being conducted and is duly qualified to do business in any jurisdiction where so required except where the failure to so qualify would have no material negative impact.

3.2 Corporate Authority. Each has the corporate power to enter into this Agreement and to perform their respective obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the Board of Directors of ITSI as required by Delaware law and the directors and shareholders of ITSI as required by Delaware law. The execution and performance of this Agreement will not constitute a material breach of any agreement, indenture, mortgage, license or other instrument or document to which ITSI is a party and will not violate any judgment, decree, order, writ, rule, statute, or regulation applicable to ITSI or its properties. The execution and performance of this Agreement will not violate or conflict with any provision of the respective Articles of Incorporation or Bylaws of ITSI or ITSI.

  3.3   Capitalization: Purchase of ITSI Shares by IMMUNOTECH Security Holders: Initial

Financing and Merger Shares.

(a)           As of the date of this Agreement, ITSI is authorized to issue 150,000,000 shares of ITSI Common Stock, $.001 par value per share, and 50,000,000 shares of ITSI Preferred A Stock, $.001 par value per share, of which approximately 55,566,022 shares of ITSI Common Stock and (ii) 6,000,000 shares of ITSI Preferred A Stock are issued and outstanding. The holders of the ITSI Preferred Stock, which has been designated as the Series A, have the right to One vote per share on any matter properly before the shareholders for a vote. The voting rights are subject to all splits and the holders of all shares of Preferred A Stock shall be entitled to 10 shares of ITSI for each share of Preferred A Stock surrendered for conversion.

(b)           Immediately prior to the Effective Time of the Merger, IMMUNOTECH shall provide to ITSI completed and executed copies of the Investor Questionnaire and the Stock Subscription Agreement.

(c)           There are no outstanding warrants, issued stock options, stock rights or other commitments of any character relating to the issued or unissued shares of either Common Stock or Preferred Stock of ITSI, other than those which are set forth in Section 3.3(e) below.

(d)           At the Closing, the Merger Shares to be issued and delivered to the IMMUNOTECH Security Holders hereunder will when so issued and delivered, constitute valid and legally issued shares of ITSI Common Stock, fully paid and non-assessable. The Merger Shares issuable to such IMMUNOTECH Security Holders shall represent approximately 98% of the ITSI Fully~Diluted Common Stock as at the Effective Time of the Merger.

3.4 Compliance with Laws. ITSI and ITSI has complied with all federal, State, county and local laws, ordinances, regulations, inspections, orders, judgments, injunctions, awards or decrees applicable to it or its business, which, if not complied with, would materially and adversely affect the business of ITSI or ITSI or the trading market for the ITSI or ITSI Shares and specifically, and ITSI and ITSI has complied with provisions for registration under the Securities Act of 1933 and all applicable blue sky laws in connection with its public stock offering and there are no outstanding, pending or threatened stop orders or other actions or investigations relating thereto.

3.5 Actions and Proceedings. ITSI is not a party to any material pending litigation or, to its knowledge, any governmental proceedings that are threatened against ITSI, except as set forth on Schedule 3.5   attached hereto and made a part hereof.

 3.6  Access to Records. The corporate financial records, minute books, and other documents and records of ITSI have been made available to IMMUNOTECH prior to the Closing hereof.

 3.7  No Breach. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not:

(a)             violate any provision of the Articles of Incorporation or Bylaws of ITSI;

 (b)           violate, conflict with or result in the breach of any of the terms of, result in a material modification of, otherwise give any other contracting party the right to terminate, or constitute (or with notice or lapse of time or both constitute) a default under, any contract or other agreement to which ITSI is a party or by or to which it or any of its assets or properties may be bound or subject;

 (c)           violate any order, judgment, injunction, award or decree of any court, arbitrator or governmental or regulatory body against, or binding upon, ITSI or upon the securities, properties or business to ITSI; or

 (d)           violate any statute, law or regulation of any jurisdiction applicable to the transactions contemplated herein.

3.8 Brokers or Finders. No broker's or finder's fee will be payable by ITSI in connection with the transactions contemplated by this Agreement, nor will any such fee be incurred as a result of any actions of ITSI.

3.9 Authority to Execute and Perform Agreements. ITSI has the full legal right and power and all authority and approval required to enter into, execute and deliver this Agreement and to perform fully its obligations hereunder. This Agreement has been duly executed and delivered and is the valid and binding obligation of ITSI enforceable in accordance with its Terms, except as may be limited by bankruptcy, moratorium, insolvency or other similar laws generally affecting the enforcement of creditors' rights. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and the performance by ITSI of this Agreement, in accordance with its respective Terms and conditions will not:

(a)	require the approval or consent of any governmental or regulatory body or the approval or consent of any other person;

(b)             conflict with or result in any breach or violation of any of the Terms and conditions of, or constitute (or with any notice or lapse of time or both would constitute) a default under, any order, judgment or decree applicable to ITSI, or any instrument, contract or other agreement to which ITSI is a party or by or to which ITSI is bound or subject; or

(c)            result in the creation of any lien or other encumbrance on the assets or properties of ITSI.

3.10 Full Disclosure. No representation or warranty by ITSI in this Agreement or in any document or schedule to be delivered by them pursuant hereto, and no written Statement, certificate or instrument furnished or to be furnished by ITSI pursuant hereto or in connection with the negotiation, execution or performance of this Agreement contains or will contain any untrue Statement of a material fact or omits or will omit to State any fact necessary to make any Statement herein or therein not materially misleading or necessary to complete and correct presentation of all material aspects of the business of ITSI.

SECTION 4. CONDITIONS PRECEDENT

4.1 Conditions Precedent to the Obligation of IMMUNOTECH. All obligations of IMMUNOTECH and the IMMUNOTECH Security Holders under this Agreement are subject to the fulfillment, prior to or as of the Closing Date, as indicated below, of each of the following conditions (anyone of which may be waived at Closing by IMMUNOTECH):

 (a)           The representations and warranties by or on behalf of ITSI and ITSI contained in this Agreement or in any certificate or document delivered pursuant to the provisions hereof shall be true in all material respects at and as of Closing Date as though such representations and warranties were made at and as of such time.

 (b)           ITSI and ITSI shall have performed and complied in all material respects, with all covenants, agreements, and conditions set forth in, and shall have executed and delivered all documents required by this Agreement to be performed or complied with or executed and delivered by them prior to or at the Closing.

 (c)           On the Closing Date, an executive officer of ITSI shall have delivered to IMMUNOTECH a certificate, duly executed by such Person and certifying, that to the best of such Person's knowledge and belief, the representations and warranties of ITSI set forth in this Agreement are true and correct in all material respects.

 (d)           On or before the Closing, the Board of Directors and the shareholders of ITSI and ITSI shall have approved, in accordance with applicable law, the execution, delivery and performance of this Agreement and the consummation of the transaction contemplated herein and authorized all of the necessary and proper action to enable ITSI to comply with the Terms of the Agreement

 (e)           The Merger shall be permitted by applicable law and ITSI shall have sufficient shares of ITSI Common Stock authorized to complete the Merger.

(f)            At the Closing, all instruments and documents delivered to IMMUNOTECH and the

Shareholders pursuant to provisions hereof shall be reasonably satisfactory to legal counsel for IMMUNOTECH.

 (g)           The Merger Shares to be issued to the Shareholders of IMMUNOTECH at Closing will be validly issued, non-assessable and fully paid under the NRS and will be issued in a non-public offering and exempt merger transaction in Compliance with all federal and State securities laws, bearing a restrictive legend, as is more fully set forth herein.

4.2 Conditions Precedent to the Obligations of ITSI and ITSI. All obligations of ITSI and ITSI under this Agreement are subject to the fulfillment, prior to or at Closing, of each of the following conditions (anyone of which may be waived at Closing by ITSI and ITSI):

 (a)           The representations and warranties by IMMUNOTECH contained in this Agreement or in any certificate or document delivered pursuant to the provisions hereof shall be true in all material respects at and as of the Closing as though such representations and warranties were made at and as of such time;

 (b)            IMMUNOTECH and the IMMUNOTECH Security Holders shall have performed and complied with, in all material respects, with all covenants, agreements, and conditions set forth in, and shall have executed and delivered all documents required by this Agreement to be performed or complied or executed and delivered by them prior to or at the Closing;

 (c)           On the Closing Date, one of the IMMUNOTECH Principal Executive Officers shall have delivered to ITSI a certificate, duly executed by such Person and certifying, that to the best of such Person's knowledge and belief, the representations and warranties of IMMUNOTECH set forth in this Agreement are true and correct in all material respects.

 (d)           The holders of a majority of the issued and outstanding shares of IMMUNOTECH Common Stock shall have approved, ratified and confirmed this Agreement, the Merger and all of the transactions contemplated hereby, all in accordance with applicable Nevada law.

SECTION 5. COVENANTS

5.1 Corporate Examinations and Investigations. Prior to the Closing Date, the parties acknowledge that they have been entitled, through their employees and representatives, to make such investigation of the assets, properties, business and operations, books, records and financial condition of the other as they each may reasonably require. No investigations, by a party hereto shall, however, diminish or waive any of the representations, warranties, covenants or agreements of the party under this Agreement.

5.2 Further Assurances. The parties shall execute such documents and other papers and take such further actions as may be reasonably required or desirable to carry out the provisions hereof and the transactions contemplated hereby. Each such party shall use its best efforts to fulfill or obtain the fulfillment of the conditions to the Closing, including, without limitation, the execution and delivery of any documents or other papers, the execution and delivery of which are necessary or appropriate to the Closing.

5.3 Confidentiality. In the event the transactions contemplated by this Agreement are not consummated, ITSI, and IMMUNOTECH and the respective parties Principal Executive Officers agree to keep confidential any information disclosed to each other in connection therewith for a period of three (3) years from the Date hereof; provided, however, such obligation shall not apply to information which:

 (i)           at the time of the disclosure was public knowledge;

(ii)	is required to be disclosed publicly pursuant to any applicable Federal or State securities laws;

(iii)	after the time of disclosure becomes public knowledge (except due to the action of the receiving party);

 (iv)           the receiving party had within its possession at the time of disclosure; or

 (v)           is ordered disclosed by a Court of proper jurisdiction.

5.4 Stock Certificates. Within thirty (30) days of the Closing or a time frame as determined by SEC regulatory requirements for filings etc., the ITSI Security Holders shall have delivered the certificates representing the ITSI Securities duly endorsed (or with executed stock powers) so as to make IMMUNOTECH the sole owner thereof. Further, within thirty (30) days of such Closing, ITSI shall issue to the IMMUNOTECH Security Holders the Merger Shares.

  5.5   Filing of Certificate of Merger . The Articles of Merger shall have been filed in the office of the Secretary of State for the State of Nevada.

5.6 Board of Directors. A list of the initial board of directors of IMMUNOTECH subsequent to the Merger shall be provided by IMMUNOTECH prior to the Closing. Such initial members of the board of directors shall serve until the earlier of their death, resignation or removal or until the next annual meeting of the stockholders of IMMUNOTECH, when their respective successors are duly appointed and qualified. The officers of IMMUNOTECH subsequent to the Merger shall be the current officers of IMMUNOTECH.

5.7 Indemnification of Officers and Directors. It is the intention of the Parties that ITSI and IMMUNOTECH shall indemnify its officers and directors to the fullest extent permitted by law, as applicable. In such connection, the Parties agree not to amend the Certificates of incorporation or Bylaws of either ITSI or IMMUNOTECH if such amendment shall have the effect of reducing, terminating or otherwise adversely affecting the indemnification rights and privileges applicable to officers and directors of each of ITSI and IMMUNOTECH, as the same are in effect Immediately prior to the Effective Time of the Merger.

SECTION 6. SURVIVAL OF REPRESENTATIONS AND WARRANTIES

Notwithstanding any right of either party to investigate the affairs of the other party and its Shareholders, each party has the right to rely fully upon representations, warranties, covenants and agreements of the other party and its Shareholders contained in this Agreement or in any document delivered to one by the other or any of their representatives, in connection with the transactions contemplated by this Agreement. All such representations, warranties, covenants and agreements shall survive the execution and delivery hereof and the closing hereunder for three (3) years following the Closing.

SECTION 7. DOCUMENTS AT CLOSING AND THE CLOSING

 7.1        Documents at Closing At the Closing, the following transactions shall occur, all of such transactions being deemed to occur simultaneously:

 (a)           IMMUNOTECH will deliver, or will cause to be delivered, to ITSI the following:

(i)            a certificate executed by the President and Secretary of IMMUNOTECH to the effect that all representations and warranties made by IMMUNOTECH under this Agreement are true and correct as of the Closing, the same as though originally given to ITSI on said Date;

 (ii)           a certificate from the State of Nevada Dated at or about the Closing to the effect that IMMUNOTECH is validly existing under the laws of said State;

(iii)           stock certificates representing those shares of IMMUNOTECH to be cancelled and exchanged for the Merger Shares.

(iv)           all other items, the delivery of which is a condition precedent to the obligations of ITSI, as set forth in Section 4.

 (b)          ITSI and ITSI will deliver or cause to be delivered to IMMUNOTECH and the IMMUNOTECH Security Holders:

(i) a certificate from ITSI executed by the President or Secretary of ITSI, to the effect that all representations and warranties of ITSI and ITSI made under this Agreement are true and correct as of the Closing, the same as though originally given to IMMUNOTECH on said Date;

(ii)           certified copies of resolutions by ITSI and ITSI Board of Directors authorizing this transaction;

(iii)           certificates from the Delaware Secretary of State Dated at or about the Closing Date that ITSI and ITSI are in good standing under the laws of said State; and

(iv)           all other items, the delivery of which is a condition precedent to the obligations of IMMUNOTECH, as set forth in Section 4 hereof.

SECTION 8. MISCELLANEOUS

8.1 Waivers. The waiver of a breach of this Agreement or the failure of any party hereto to exercise any right under this Agreement shall in no way constitute waiver as to future breach whether similar or dissimilar in nature or as to the exercise of any further right under this Agreement.

8.2  Amendment. This Agreement may be amended or modified only by an instrument of equal formality signed by the parties or the duly authorized representatives of the respective parties.

 8.3  Assignment. This Agreement is not assignable except by operation of law.

8.4  Notice. Until otherwise specified in writing, the mailing addresses and fax numbers of the parties of this Agreement shall be as follows:

To: ITSI :

222 Amalfi Drive, Santa Monica, California 90402.

To: IMMUNOTECH AND THE IMMUNOTECH PRINCIPAL EXECUTIVE OFFICERS:

116 West Stocker Street, Glendale, California 91202.

Any notice or Statement given under this Agreement shall be deemed to have been given if sent by registered mail addressed to the other party at the address indicated above or at such other address which shall have been furnished in writing to the addressor.

 8.5 Governing Law. This Agreement shall be construed, and the legal relations between the parties determined, in accordance with the laws of the State of Nevada, thereby precluding any choice of law rules which may direct the application of the laws of any other jurisdiction.

8.6 Arbitration . The parties hereby agree that any dispute or cause of action arising under this Agreement shall be settled by arbitration conducted by one arbitrator. The arbitrator shall be acceptable to both IMMUNOTECH and ITSI. The arbitrator shall set a limited time period and establish procedures designed to reduce the cost and time for discovery while allowing the parties an opportunity, adequate in the sole judgment of the arbitrator, to discover relevant information from the opposing parties about the subject matter of the dispute The arbitrator shall rule upon motions to compel or limit discovery and shall have the authority to impose sanctions, including attorneys' fees and costs, to the same extent as a court of competent law or equity, should the arbitrator determine that discovery was sought without substantial justification or that discovery was refused or objected to without substantial justification. The decision of the arbitrator shall be written, shall be in accordance with applicable law and with this Agreement, and shall be supported by written findings of fact and conclusion of law which shall set forth the basis for the decision of the arbitrator. Any such arbitration shall be held exclusively in Los Angeles County, California.

8.7 Publicity. No publicity release or announcement concerning this Agreement or the transactions contemplated hereby shall be issued by either party hereto at any time from the signing hereof without advance approval in writing of the form and substance by the other party.

8.8 Entire Agreement. This Agreement (including the Exhibits and Schedules to be attached hereto) and the collateral agreements executed in connection with the consummation of the transactions contemplated herein contain the entire agreement among the parties with respect to the transactions contemplated hereby, and supersedes all prior agreements, written or oral, with respect hereof.

 8.9  Headings. The headings in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

8.10 Severability of Provisions. The invalidity or unenforceability of any term, phrase, clause, paragraph, restriction, covenant, agreement or provision of this Agreement shall in no way affect the validity or enforcement of any other provision or any part thereof.

8.11 Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed, shall constitute an original copy hereof, but all of which together shall consider but one and the same document.

8.12 Binding Effect. This Agreement shall be binding upon the parties hereto and inure to the benefit of the parties, their respective heirs, administrators, executors,

successors and assigns.

8.13 Press Releases . The parties will mutually agree as to the wording and timing of any informational releases concerning this transaction prior to and through Closing.